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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  VIRAGE, INC.
             (Exact name of registrant as specified in its charter)



           DELAWARE                                      38-3171505

   (State of incorporation)                 (I.R.S. Employer Identification No.)


  177 Bovet Road, Suite 520
    San Mateo, California                                   94402

          (Address)                                      (Zip Code)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

    Title of each class                         Name of each exchange on which
    to be so registered                         each class is to be registered

      Not applicable                                         None

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. [ ]


     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]


    Securities Act registration statement file number to which this form relates: 333-96315 (if applicable).


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                              Common Stock, $0.001

                                (Title of class)


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        ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        The information contained in "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1, as amended (Commission File No. 333-96315), filed with the Securities and Exchange Commission (the "Form S-1 Registration Statement") is hereby incorporated by reference.

        ITEM 2.  EXHIBITS.

               The following exhibits are filed as part of this Registration
               Statement:

               1. Fifth Amended and Restated Certificate of Incorporation of Registrant, incorporated by reference to Exhibit 3.1 to the Registrant's Form S-1 Registration Statement.

               2. Bylaws of Registrant, incorporated by reference to Exhibit
        3.2 to the Registrant's Form S-1 Registration Statement.

               3. Form of Sixth Amended and Restated Certificate of Incorporation of Registrant, incorporated by reference to Exhibit 3.3 to the Registrant's Form S-1 Registration Statement.

               4. Second Amended and Restated Rights Agreement, dated as of September 21, 1999, by and among the Registrant and the stockholders named therein, incorporated by reference to Exhibit 4.1 to the Registrant's Form S-1 Registration Statement.

               5. Amendment No. 1 to Second Amended and Restated Rights Agreement, dated as of March 24, 2000, between Registrant and certain stockholders named therein, incorporated by reference to Exhibit 4.3 to the Registrant's Form S-1 Registration Statement.


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      VIRAGE, INC.


Date:  June 27, 2000

                                      By:    /s/ Paul G. Lego
                                         --------------------------------------
                                          Paul G. Lego
                                          President and Chief Executive Officer